EXHIBIT 99.1

For Immediate Release

Press and Industry Analysts:                         Financial Analysts:
Val Cureton                                          Michael W. Overby
Marketing Communications Manager                     Chief Financial Officer
408.434.5021 (voice)                                 408.434.5112 (voice)
408.545.5794 (fax)                                   408.434.5005 (fax)
val.cureton@adept.com                                mike.overby@adept.com


ADEPT TECHNOLOGY COMPLETES ACQUISITION OF NANOMOTION INCORPORATED

Purchase of Nano Positioning Engineering Company To Expand Adept's Fiber Optic and High Precision Assembly Offerings

San Jose, Calif. - June 1, 2000 - Adept Technology, Inc. (Nasdaq: ADTK), America's largest manufacturer of industrial robots and a factory automation leader, today announced that it has completed the acquisition of NanoMotion Incorporated, a leading developer and manufacturer of advanced nanometer and sub-nanometer positioning and alignment systems based in Santa Barbara, California. The company manufactures rugged, production-ready devices for nanometer-scale movement, positioning and alignment for the fiber optic, semiconductor and metrology markets. The acquisition closed on Wednesday, May 31st.

Adept believes the acquisition should expand its leadership role in precision robotics by adding NanoMotion's rugged, production ready micro and nano positioning mechanisms to its product offerings. NanoMotion expects to benefit from Adept's industry experience and marketing and service infrastructure. Adept additionally believes that the integration of NanoMotion's control technology into Adept's MV Controller hardware and software architecture will be instrumental in meeting emerging market needs in fiber optics and telecommunications.

"NanoMotion is already building the next generation of precision positioning devices," said Brian Carlisle, chairman and chief executive officer of Adept Technology. "Unlike other laboratory based efforts, they have successfully transitioned their technology into production ready products."

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"NanoMotion's micro and nano positioning devices are a customer driven extension to Adept's best-in-class fine positioning robots," noted Joe Campbell, vice president of marketing of Adept Technology. "Each of our key market segments have emerging requirements for ultra-high precision automation that will leverage our combined expertise in this area."

"We are delighted to join the leader in precision factory automation," said Ray Karam, president of NanoMotion Incorporated. "Our customers wanted a single source for their high precision robots and positioners. The combination of Adept and NanoMotion product lines will deliver positioning solutions with resolutions ranging from 2.5 micrometers to sub-nanometers."

NanoMotion Incorporated, founded in 1998, is a leading developer and manufacturer of advanced nanometer and sub-nanometer positioning and alignment systems. Based in Santa Barbara, California, the company manufacturers precision movement mechanisms at the nanometer scale for use in applications such as fiber optic assembly, fiber optic testing, semiconductor manufacturing and precision metrology. Nanometer product and company information is available at its worldwide web site http://www.nanomotion.org.

Adept Technology, Inc., founded in 1983, is America's largest manufacturer of industrial robots. Adept designs and manufactures intelligent automation hardware and software products for manufacturers in the electronics, appliances, telecommunications, pharmaceutical, food processing, and automotive components industries. The company provides a broad, flexible line of software intensive, computer-driven automation products for assembly, material handling and packaging applications. Adept Technology product and service information is available at its worldwide web site http://www.adept.com.

This press release contains certain forward-looking statements. Actual results may vary as a result of a number of risks and uncertainties. For example, Adept may not receive the benefits it expects from the acquisition, including the benefits described above, for a variety of reasons, such as the inability of Adept to efficiently integrate NanoMotion Incorporated's operations; unanticipated costs in connection with the acquisition and integration; loss of employees and disruptions in relationships with customers and suppliers; the potential delays associated with the development and introduction of new products or software releases; the potential fluctuations in Adept's quarterly and annual results of operations; the cyclicality of capital spending of Adept's customers; Adept's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; Adept's highly competitive industry; and rapid technological change within Adept's industry.

For a discussion of risk factors relating to the company's business, see Adept's Form 10Q for the quarters ended October 2, 1999, January 1, 2000 and April 1, 2000, as well as the company's annual report on Form 10K for the fiscal year ended June 30, 1999, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations filed as an exhibit thereto, filed on September 28, 1999.

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